Exhibit 10.26

AMENDMENT NO. 3

TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of April 28, 2010, between Guitar Center Stores, Inc., a Delaware corporation (the “Company”), and Kenneth O’Brien (the “Executive”).

RECITALS:

A.            The Company and Executive previously have entered into, and currently are subject to, an Employment Agreement, dated as of April 15, 2005, as amended by Amendment No. 1 to Employment Agreement, dated as of October 9, 2007, and Amendment No. 2 to Employment Agreement, dated as of December 8, 2008 (collectively, the “Employment Agreement”).

B.            The Company and Executive wish to amend the Employment Agreement to extend the term of the Employment Agreement to coincide with the employment arrangements of other Company executives.

C.            This Amendment modifies the existing Employment Agreement only as expressly set forth in this Amendment, and in all other respects the Employment Agreement remains in full force and effect.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             The modifications to the Employment Agreement set forth in this Amendment shall become effective as of the date of this Amendment.

2.             Section 4(a) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“(a)         The Employment Period provided for in this Agreement shall continue in effect until, if elected by the Company in its sole discretion, immediately prior to the closing of a public offering and sale of the Company’s Common Stock for cash pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, provided that the Company notifies the Executive in writing of such pending termination at least fifteen (15) days but no more than one hundred and twenty (120) days prior to the date of closing of such public offering (the “Scheduled Termination Date”) whereupon this Agreement shall terminate; provided, however, that notwithstanding the foregoing, (i) the Employment Period shall terminate prior to such date upon the death or Disability (as hereinafter defined) of Executive; (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause; and (iii) the Employment

Period may be terminated by the Executive at any time prior to such date with or without Reasonable Justification (as defined below).”

3.             From and after the execution of this Amendment, the Employment Agreement and Amendment shall be read together as one single agreement.

4.             Except as expressly amended and modified hereby, all other provisions of the Employment Agreement shall remain in full force and effect.  If any term or provision of this Amendment shall be inconsistent with any term or provision in the Employment Agreement, the term or provision set forth herein shall control in all respects.

5.             This Amendment may be executed and delivered in one or more counterparts, and by the parties in separate counterparts, each of which when executed and delivered (whether by delivery of original signature pages or facsimile) shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to Employment Agreement as of the date first written above.

GUITAR CENTER STORES, INC.

By:	/s/ Leland P. Smith
Authorized Signatory

EXECUTIVE

/s/ Kenneth O’Brien
Kenneth O’Brien